Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8  pertaining to the 2002 Stock Incentive Plan of SI International, Inc. of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of SI International, Inc. and subsidiaries included in its Form 10-K/A for the year ended December 27, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
January 20, 2005